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                                                    EXHIBIT 24.3


                           CONSENT OF COUNSEL


    We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1, under the captions "Legal Matters". In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                        /s/ Richards, Layton & Finger
                        -----------------------------
                        Richards, Layton & Finger


Wilmington, Delaware
October 23, 1996